Exhibit 99.2
StarTek, Inc.
Operating Results Scorecard
Quarter Ended June 30, 2008

	Q1-07	Q2-07	Q3-07	Q4-07	Q1-08	Q2-08
Revenue (millions)
US-Base Sites	$34.4	$35.0	$39.7	$40.2	$37.2	$35.8
US-New 08 Sites	—	—	—	—	3.0	5.9
Canada	23.2	23.8	23.4	25.4	24.6	23.9

Company Total	$57.6	$58.8	$63.2	$65.7	$64.7	$65.6

Gross Profit %
US-Base Sites	21%	21%	24%	24%	23%	18%
US-New 08 Sites	n/a	n/a	n/a	n/a	-9%	-1%
Canada	7%	5%	3%	9%	5%	8%

Company Total	15%	15%	16%	17%	15%	13%

FTE* — Quarterly Average
US-Base Sites	2,846	2,970	3,214	3,321	3,093	3,007
US-New 08 Sites	—	—	—	—	179	421
Canada	2,313	2,180	2,158	2,125	2,077	1,982

Company Total	5,159	5,150	5,372	5,446	5,349	5,410

# of Agent Seats- End of Period
US-Base Sites	4,364	4,459	4,455	4,457	4,457	4,457
US-New 08 Sites	—	—	—	—	992	992
Canada	3,343	3,306	3,306	3,026	3,026	3,026

Company Total	7,707	7,765	7,761	7,483	8,475	8,475

Number of Sites- End of Period
US-Base Sites	12	12	12	12	12	12
US-New 08 Sites					2	2
Canada	7	7	7	6	6	6

Company Total	19	19	19	18	20	20

*FTE is calculated by dividing agent hours paid during the period by available work hours.
(i.e.- if there are 65 work days in a quarter, 520 paid hours would equal 1 FTE)